                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                           IBIS TECHNOLOGY CORPORATION
   -------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

   -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)  Title of each class of securities to which transaction applies:


         2)  Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         4)  Proposed maximum aggregate value of transaction:

         5)  Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

             1)  Amount Previously Paid:
             -----------------------------

             2)  Form, Schedule or Registration Statement No:
             -----------------------------

             3)  Filing Party:
             -----------------------------

             4)  Date Filed:
             -----------------------------

[IBIS LOGO]

                                                                   April 3, 2001

Dear Stockholder,

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Ibis Technology Corporation (the "Company") to be held at 10:00 a.m. (local time) on Thursday, May 3, 2001 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923.

    At the Annual Meeting, three persons will be elected to the Board of Directors. The Company will also ask the stockholders to approve an amendment to its 1997 Employee, Director and Consultant Stock Option Plan to increase by 600,000 shares the aggregate number of shares of Common Stock for which stock options may be granted under this plan, and to ratify the selection of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001. The Board of Directors recommends A VOTE FOR these proposals.

    We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,

                                          /s/ Martin J. Reid
                                          MARTIN J. REID
                                          President and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                          IBIS TECHNOLOGY CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 3, 2001

    To the Stockholders of Ibis Technology Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Ibis Technology Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, May 3, 2001 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 at 10:00 a.m. (local time) for the following purposes:

1. To elect three members to the Board of Directors to serve for a term ending in 2004 and until their successors are duly elected and qualified.

2. To consider and act upon a proposal to approve an amendment to the 1997 Employee, Director and Consultant Stock Option Plan to increase by 600,000 shares the aggregate number of shares of Common Stock for which stock options may be granted under this plan.

3. To consider and act upon a proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

4. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

    The Board of Directors has fixed the close of business on March 9, 2001 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

    All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Debra L. Nelson
                                          DEBRA L. NELSON
                                          Clerk

April 3, 2001

                          IBIS TECHNOLOGY CORPORATION
                              32 CHERRY HILL DRIVE
                               DANVERS, MA 01923
                                  978-777-4247
                            ________________________
                                PROXY STATEMENT
                            ________________________
                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ibis Technology Corporation (the "Company"), a Massachusetts corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 on Thursday, May 3, 2001 at 10:00 a.m. (local time), and any adjournments thereof (the "Meeting").

    This Proxy Statement and the accompanying proxy are being mailed on or about April 3, 2001 to all Stockholders entitled to notice of and to vote at the Meeting.

    Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the three nominees for director named herein, FOR the amendment to the 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan") to increase by 600,000 shares the aggregate number of shares of Common Stock for which stock options may be granted under the 1997 Plan, and FOR the ratification of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.008 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

    The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting is required for the election of Directors. With respect to all other matters to be acted upon at the Meeting, the affirmative vote of a majority of the total number of shares voted either for or against the proposal at the Meeting is required to approve a proposal.

    With respect to the tabulation of votes on all matters, abstentions and broker non-votes have no effect on the vote.

    The close of business on March 9, 2001 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 9, 2001, the Company had 8,361,972 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

    The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at a cost of approximately $5,000 plus reimbursement of expenses.

    The Annual Report to Stockholders for the fiscal year ended December 31, 2000 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

    The following table sets forth certain information as of February 28, 2001 concerning the ownership of Common Stock by (i) each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each current member of the Board of Directors, (iii) each executive officer named in the Summary Compensation Table on p. 8 hereof, and
(iv) all current directors and executive officers as a group.

                                                              SHARES BENEFICIALLY
                                                                   OWNED (1)
                                                              --------------------
                     NAME AND ADDRESS**                        NUMBER     PERCENT
------------------------------------------------------------  ---------   --------
Gilder Gagnon Howe & Co. LLC (2)
  1775 Broadway, 26th Floor
  New York, New York 10019..................................  1,593,623     19.1%
Martin J. Reid (3)..........................................    135,000      1.6%
Julian G. Blake, Ph.D. (4)..................................     54,408        *
Debra L. Nelson, C.P.A. (5).................................     53,150        *
Angelo V. Alioto (6)........................................     37,473        *
Robert P. Dolan (7).........................................     31,103        *
Robert L. Gable (8).........................................     16,250        *
Peter H. Rose, Ph.D. (9)....................................     10,000        *
Leslie B. Lewis (10)........................................      9,800        *
Donald F. McGuinness (11)...................................      8,200        *
Dimitri Antoniadis, Ph.D. (12)..............................      5,000        *
Lamberto Raffaelli (13).....................................      3,750        *
Geoffrey Ryding, Ph.D. (14).................................      3,644        *
Executive Officers and Directors as a group (12 Persons)
  (15)......................................................    370,378      4.3%

------------------------

*   Represents beneficial ownership of less than 1% of the outstanding Common
    Stock.

** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

(1) The number of shares of Common Stock issued and outstanding on February 28, 2001 was 8,360,472. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at February 28, 2001, plus shares of Common Stock subject to options held by such person or group at February 28, 2001 and exercisable within 60 days thereafter. The Company believes that all the persons and entities named in the Table have the sole voting and investment power with respect to all the shares as beneficially owned by them, except as noted below.

(2) This information, except the percentage beneficially owned, is based solely on a Schedule 13G filed on February 6, 2001 with the Securities and Exchange Commission by Walter Weadock, a member of Gilder Gagnon & Howe. Certain members and/or employees of Gilder Gagnon & Howe claim shared dispositive power with respect to these shares.

(3) Includes 133,500 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2001.

(4) Includes 43,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2001.

(5) Includes 49,250 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2001.

(6) Includes 5,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2001.

(7) Includes 8,109 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2001.

(8) Includes 11,250 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2001.

(9) Consists of 10,000 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2001.

(10) Includes 7,500 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2001.

(11) Consists of 8,200 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2001.

(12) Consists of 5,000 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2001.

(13) Consists of 3,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2001.

(14) Includes 2,500 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2001.

(15) See footnotes 3 through 14 above.

                                   MANAGEMENT

DIRECTORS

    The Company's Restated Articles of Organization, as amended (the "Articles of Organization"), and Restated By-Laws (the "By-Laws") provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Articles of Organization and By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of eight members, classified into three classes as follows: Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term which expires at the upcoming Meeting (the "Class I directors"), Peter H. Rose, Donald F. McGuinness and Lamberto Raffaelli constitute a class with a term ending in 2002 (the "Class II directors"), and Geoffrey Ryding and Leslie B. Lewis constitute a class with a term ending in 2003 (the "Class III directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

    On February 5, 2001, the Board of Directors voted to nominate Dimitri Antoniadis, Robert L. Gable and Martin J. Reid for election at the Meeting for a term of three years to serve until the 2004 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Peter H. Rose, Donald F. McGuinness and Lamberto Raffaelli (Class II directors) and Geoffrey Ryding and Leslie B. Lewis (Class III directors) will serve until the Annual Meeting of Stockholders to be held in 2002 and 2003, respectively, and until their respective successors have been elected and qualified.

    The names of the Company's current directors and certain information about them are set forth below:

                NAME                     AGE                              POSITION
-------------------------------------  --------   --------------------------------------------------------
Martin J. Reid.......................     59      President, Chief Executive Officer and Chairman
Dimitri Antoniadis, Ph.D.............     54      Director
Robert L. Gable (1)..................     70      Director
Leslie B. Lewis (1)..................     60      Director
Donald F. McGuinness (2).............     68      Director
Lamberto Raffaelli (2)...............     50      Director
Peter H. Rose, Ph.D. (1).............     76      Director
Geoffrey Ryding, Ph.D. (2)...........     59      Director

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    The following is a brief summary of the background of each director of the
Company:

    MARTIN J. REID joined Ibis in December 1997 as President and Chief Executive Officer and as a director. In May 2000, Mr. Reid was elected to serve as Chairman of the Company's Board of Directors. From 1991 to 1996, Mr. Reid was President and Chief Executive Officer of Alpha Industries, a publicly-held manufacturer of a broad range of Gallium Arsenide products and silicon integrated circuits for the semiconductor industry. He served as a director of Alpha Industries from 1985 to January 1998, of Secure Technology from 1997 to August 1998 and of Asahi America from 1997 to November 1999, which merged with Asahi Organic Chemical in December 1999.

    DIMITRI ANTONIADIS, PH.D. was appointed to the Board of Directors in 1996. He is a Professor of Electrical Engineering at Massachusetts Institute of Technology (MIT) and has been a member of the faculty since 1978.

    ROBERT L. GABLE was appointed to the Board of Directors in 1997. He has been a director and advisor (November 1998--October 1999), Chairman
(June 1990--July 1998) and Chief Executive Officer (June 1990--October 1997) of Unitrode Corporation, a publicly held company which was acquired by Texas Instruments in October 1999. Mr. Gable is also a director of New England Business Service, Inc. and Evercel, Inc., each of which is a publicly-held company.

    LESLIE B. LEWIS was appointed to the Board of Directors in 1998. Since 1985, he has been President of Asahi America, Inc., which merged with Asahi Organic Chemical in December 1999. He has been Chief Executive Officer of Asahi since 1989 and Chairman since 1996. He is also Chairman of Quail Piping
Products, Inc.

    DONALD F. MCGUINNESS was appointed to the Board of Directors in 1996. He has been the Chairman (November 1988--present) President and Chief Executive Officer (November 1988 to February 1999) of White Electronic Designs, Inc., a publicly-held company which was acquired by Bowmar Instrument Corporation in October 1998.

    LAMBERTO RAFFAELLI was appointed to the Board of Directors in 1998. From 1994 to December 2000, he was President and Chief Executive Officer of Arcom, Inc., which was acquired by Quandrant-Vectron, a division of Dover Corporation International, in September 1999.

    PETER H. ROSE, PH.D. has served as director of the Company since 1988. He has been Vice President of Research at Orion Equipment, Inc. since 1998. In July 1993, Dr. Rose founded and became Chairman of Krytek Corporation, a manufacturer of aerosol cleaning equipment for the semiconductor industry which merged with Beta Gamma, LLC in September 1999. He is a director of Ion Implant Services, Orion Equipment, Inc., Epion Corporation and Niton Corporation.

    GEOFFREY RYDING, PH.D. joined Ibis in May 1992 as President and Chief Operating Officer and as a director. In December 1993, he was elected as Chief Executive Officer of the Company. He resigned as President and Chief Executive Officer effective December 1, 1997. He has been a director of Orion
Equipment, Inc. since August 1997 and President of Orion since January 1998.

    COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

    MEETING ATTENDANCE. During the fiscal year ended December 31, 2000, there were four meetings of the Board of Directors and the Board of Directors acted by unanimous written consent on one occasion. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2000.

    AUDIT COMMITTEE. The Audit Committee has three members and currently consists of Lamberto Raffaelli, Donald F. McGuinness and Geoffrey Ryding.
Mr. McGuinness and Dr. Ryding were appointed to the Audit Committee in February 2000. In January 2000, the Audit Committee consisted of Richard Hodgson, Dimitri Antoniadis and Lamberto Raffaelli. The Audit Committee met five times in 2000. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

    COMPENSATION COMMITTEE. The Compensation Committee has three members and currently consists of Peter H. Rose, Robert L. Gable and Leslie B. Lewis.
Mr. Lewis was appointed to the Compensation Committee in February 2000. In January 2000, the Compensation Committee consisted of Donald F. McGuinness, Robert L. Gable and Peter H. Rose. The Compensation Committee met once during fiscal 2000 and acted by unanimous written consent on ten occasions. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to help ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further, administers stock and employee benefit plans, including the Company's 1988 Stock Option Plan, the 1993 Employee, Director and Consultant Stock Option Plan (the "1993 Plan"), the 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan") and the Ibis Technology Corporation 2000 Employee Stock Purchase Plan.

    NOMINATING COMMITTEE. The Company does not have a standing Nominating Committee.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee consists of three members, Peter H. Rose, Leslie B. Lewis and Robert L. Gable. No executive officer or employee of the Company is a member of the Compensation Committee.

    COMPENSATION OF DIRECTORS

    Pursuant to the Company's 1993 Plan and 1997 Plan, each non-employee director of the Company then serving as a director is automatically granted non-qualified stock options to purchase 1,250 shares of Common Stock following each Annual Meeting of Stockholders of the Company, and any new non-employee directors will be automatically granted non-qualified stock options to purchase 1,250 shares of Common Stock upon election to the Board. These options vest in full immediately prior to the annual meeting following the date the options are granted and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Non-employee directors of the Company have been automatically granted the following options under the 1993 and 1997 Plans as of December 31, 2000:

                                                    AGGREGATE     WEIGHTED AVERAGE
                    DIRECTOR                      OPTION GRANTS    EXERCISE PRICE
------------------------------------------------  -------------   ----------------
Peter H. Rose, Ph.D.............................      8,750(1)         $13.99
Dimitri Antoniadis, Ph.D........................      6,250(1)         $16.85
Donald F. McGuinness............................      6,250(1)         $16.85
Robert L. Gable.................................      5,000(1)         $20.38
Leslie B. Lewis.................................      3,750(1)         $23.29
Lamberto Raffaelli..............................      3,750(1)         $23.29
Geoffrey Ryding.................................      3,750(1)         $23.29

------------------------

(1) All options have vested with the exception of an option for 1,250 shares granted immediately following the Company's 2000 Annual Meeting. Such option was granted at an exercise price of $36.25 per share and vests in full immediately prior to the Meeting.

    In addition, Dr. Antoniadis and Messrs. McGuinness, Gable, Lewis and Raffaelli were each granted an option to purchase 7,500 shares upon their election to the Board of Directors in July 1996, July 1996, July 1997, November 1998 and November 1998, respectively, at exercise prices of $6.50, $6.50, $9.75, $10.44 and $10.44, respectively. Each of these options vest in three equal annual installments commencing one year from the date of grant.

    The Company pays each non-employee director (Dr. Rose, Dr. Antoniadis,
Mr. McGuinness, Mr. Gable, Dr. Ryding, Mr. Lewis and Mr. Raffaelli) $1,000 for each meeting of the Board of Directors and committees of the Board that each of them attends, $250 for each telephonic Board and committee meeting in which they participate and reimburses each of them for their expenses incurred in attending such meetings. In 2000, the aggregate amount of compensation and reimbursement for such expenses paid to all of these directors was approximately $26,000.

EXECUTIVE OFFICERS

    The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. Except for the Chief Executive Officer, who has an employment agreement with the Company, all executive officers serve at the pleasure of the Board of Directors.

               NAME                   AGE                      POSITION
----------------------------------  --------   -----------------------------------------
Debra L. Nelson, C.P.A............     37      Chief Financial Officer, Treasurer and
                                               Clerk
Angelo V. Alioto..................     54      Vice President of Sales and Marketing
Julian G. Blake, Ph.D.............     56      Vice President of Engineering
Robert P. Dolan...................     41      Vice President of Wafer Manufacturing

    DEBRA L. NELSON returned to Ibis in February 1998 as Chief Financial Officer, Treasurer and Clerk. From November 1996 to January 1998 Ms. Nelson was Chief Financial Officer of Rockport Trade Systems, Inc. Ms. Nelson originally joined Ibis in January 1990 and became the Controller in May 1992 and its Treasurer and Clerk in December 1993.

    ANGELO V. ALIOTO joined the Company in 1990 as a Regional Sales Manager, became Worldwide Sales Manager in 1991 and was elected as Vice President of Sales in December 1993 and Vice President of Marketing in January 1996.

    JULIAN G. BLAKE, PH.D. joined the Company in 1998 as Director of Technology. In February 1999, he was appointed Vice President of Engineering. From 1983 to 1998, Dr. Blake was Technical Director at the Flat Panel Division and Chief Scientist at the Semiconductor Equipment Operations of Eaton Corporation, a publicly-held manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial and semiconductor markets.

    ROBERT P. DOLAN joined the Company in 1988 as Production Manager. In January 1997, he was appointed Vice President of Wafer Manufacturing.

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation for services rendered to the Company in all capacities during the Company's last three fiscal years paid to or earned by: (i) the Chief Executive Officer of the Company (the "CEO") and
(ii) the four most highly compensated executive officers of the Company (other than the CEO) as of December 31, 2000 whose salary and bonus earned during fiscal 2000 exceeded $100,000 (all of these officers are referred to herein collectively as the "Named Executive Officers"). Information is provided for each fiscal year in which an individual served as our Chief Executive Officer and for each other executive officer listed only for the fiscal years in which they earned more than $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                                     ANNUAL COMPENSATION    SECURITIES
                NAME AND                   FISCAL    -------------------    UNDERLYING       ALL OTHER
           PRINCIPAL POSITION               YEAR      SALARY    BONUS($)    OPTIONS(#)    COMPENSATION($)
----------------------------------------  --------   --------   --------   ------------   ---------------
Martin J. Reid (1)......................    2000     $220,000        --       50,000           $2,065(3)
President, Chief Executive Officer and      1999     $192,500   $31,800       50,000           $  520(3)
  Chairman                                  1998     $175,000        --           --           $  900(3)

Debra L. Nelson.........................    2000     $112,000        --       19,000           $  200(3)
Chief Financial Officer, Treasurer and      1999     $105,200   $13,900       19,000           $   60(3)
  Clerk

Angelo V. Alioto........................    2000     $138,000        --       23,000           $  550(3)
Vice President Marketing and Sales          1999     $129,700   $17,100       23,000           $  220(3)
                                            1998     $119,200        --       25,000           $  420(3)

Julian G. Blake, Ph.D. (2)..............    2000     $146,000        --       25,000           $1,360(3)
Vice President Engineering                  1999     $136,800   $18,100       25,000           $  240(3)

Robert P. Dolan.........................    2000     $102,000        --       17,000           $  195(3)
Vice President Wafer Manufacturing          1999     $ 96,000   $12,700       17,000           $   60(3)

------------------------

(1) Mr. Reid was appointed Chairman effective May 4, 2000.

(2) Dr. Blake was appointed Vice President of Engineering effective February 4, 1999.

(3) All Other Compensation consists of the dollar value of premiums paid by the Company with respect to term life insurance for the benefit of each Named Executive Officer in the amount of $100,000.

OPTION GRANTS

    The following table sets forth certain information regarding each stock option granted to a Named Executive Officer during fiscal 2000.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2000

                                                                                                  POTENTIAL
                                                                                                 REALIZABLE
                                                    INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                 -------------------------------------------------------       ANNUAL RATES OF
                                   NUMBER OF        % OF                                         STOCK PRICE
                                  SECURITIES        TOTAL                                     APPRECIATION FOR
                                  UNDERLYING       OPTIONS       EXERCISE                      OPTION TERM (3)
                                    OPTIONS      GRANTED TO       PRICE       EXPIRATION   -----------------------
NAME                             GRANTED(#)(1)   FISCAL YEAR   ($/SHARE)(2)      DATE          5%          10%
----                             -------------   -----------   ------------   ----------   ----------   ----------
Martin J. Reid.................      50,000          19%          $46.25        1/4/10     $1,456,875   $3,676,875
Debra L. Nelson................      19,000           7%          $46.25        1/4/10     $  553,613   $1,397,213
Angelo V. Alioto...............      23,000           9%          $46.25        1/4/10     $  670,163   $1,691,363
Julian G. Blake, Ph.D..........      25,000          10%          $46.25        1/4/10     $  728,438   $1,838,438
Robert P. Dolan................      17,000           6%          $46.25        1/4/10     $  495,338   $1,250,138

------------------------

(1) Options were granted pursuant to the 1997 Plan. All options are incentive stock options which vest in four equal annual installments commencing one year from the date of grant, January 4, 2000. All options granted to the Named Executive Officers terminate ten years after the grant date, subject to earlier termination in accordance with the 1997 Plan and the applicable option agreement. In the event of a change in control of the Company (as defined in the 1997 Plan), all outstanding unvested options, including those options included in this table, will become immediately vested, unless a provision is made for the continuation of such options pursuant to the applicable provisions of the 1997 Plan.

(2) Under the terms of the 1997 Plan, the exercise price of both incentive and non-qualified stock options may be no less than the closing price of the Common Stock for the trading day immediately preceding the grant date.

(3) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on future performance of the Common Stock.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table provides information regarding the exercises of options by each of the Named Executive Officers during fiscal 2000. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2000 and the value of "in-the-money" options as of that date. An option is "in-the-money" if the per share fair market value of the underlying stock exceeds the option exercise price per share.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING             VALUE OF THE UNEXERCISED
                                   SHARES                        UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                  ACQUIRED                       AT FISCAL YEAR-END         AT FISCAL YEAR-END($)(1)
                                     ON           VALUE      ---------------------------   ---------------------------
NAME                             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   -----------   -----------   -------------   -----------   -------------
Martin J. Reid.................     15,000     $1,018,175      108,500        87,500       $1,041,750       $281,250
Debra L. Nelson................      5,000     $  364,338       23,083        49,917       $  244,163       $296,462
Angelo V. Alioto...............     15,405     $1,152,954           --        54,584       $       --       $224,174
Julian G. Blake, Ph.D..........     10,000     $  135,000       17,916        57,084       $  147,494       $255,631
Robert P. Dolan................     13,726     $  936,212           --        36,417       $       --       $171,462

------------------------

(1) The value of unexercised in-the-money options at December 31, 2000 is based on the difference between the fair market value for the Company's Common Stock of $19.25 (the closing sale price per share of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 2000) and the per share option exercise price, multiplied by the number of shares of Common Stock underlying such options.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    The Company has an employment agreement with Martin J. Reid. This agreement provides that Mr. Reid is to serve as President and Chief Executive Officer of the Company until December 31, 2003 at an annual base salary of $220,000 subject to increase from time to time as determined by action of the Board of Directors. The agreement also provides that Mr. Reid will be paid bonuses as are determined from time to time by the Board or its Compensation Committee in its discretion, taking into account, among other factors, Mr. Reid's performance and the Company's performance. See "Report of Compensation Committee on Executive Compensation--Annual Incentive Bonuses." In the event that Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice. This agreement also contains a one-year post termination non-competition provision.

    In September 1999, the Company entered Change of Control Agreements with Martin J. Reid and Debra L. Nelson. In the event that Mr. Reid's or
Ms. Nelson's employment is terminated in connection with a Change of Control of the Company, they will be paid a lump sum equal to (i) twice the highest annual salary for the preceding three year period for Mr. Reid and (ii) the highest annual salary for the preceding three year period for Ms. Nelson. Annual salary includes base salary and bonus and excludes reimbursements and amounts attributable to stock options and other non-cash compensation. Under the agreements, each of Mr. Reid and Ms. Nelson will also be provided health benefits for a period of time following termination or until the date they become eligible for such coverage offered by a subsequent employer if earlier. Mr. Reid is entitled to these benefits for two years and Ms. Nelson is entitled to these benefits for one year. These severance compensation and benefits shall replace, and be provided in lieu of any severance compensation and benefits that may be provided under any other agreement.

    All of the Company's employees are subject to certain confidentiality and non-competition obligations. Each employee has also agreed that all inventions, discoveries and developments which may be used in the Company's business and that are developed by such employee during his or her employment with the Company are the Company's property and the employee will assign his or her rights therein to the Company.

    In the event of a change in control of the Company (as defined in the 1993 and 1997 Plans), all outstanding unvested options will become immediately vested, unless provision is made for the continuation of such options pursuant to the applicable provisions of the 1993 and 1997 Plans.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee consists of Peter H. Rose, Leslie B. Lewis and Robert L. Gable, all non-employee, independent members of the Board of Directors. It is the responsibility of the Compensation Committee to review, approve and make recommendations regarding the Company's compensation policies, practices and procedures to help ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further to administer stock and employee benefit plans.

BASE SALARY AND BENEFITS

    The compensation philosophy of the Company is to maintain executive base salary at a competitive level to enable the Company to attract and retain key executive and employee talent needed to accomplish the Company's goals. In determining appropriate base salary levels and other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience, past accomplishments, and data obtained through participation in industry surveys, as well as by monitoring developments in key industries such as the semiconductor industry. Periodic adjustments in base salary relate to individual performance against pre-established objectives and to competitive factors. Executive officers are also entitled to participate in benefit plans generally available to employees.

ANNUAL INCENTIVE BONUSES

    The Company, along with each executive officer, establishes goals related specifically to that officer's areas of responsibility. The Compensation Committee of the Board, in its discretion, may award bonuses to executive officers, and the Company pays bonuses based on each executive officer's progress toward completing the established goals and financial performance goals for the Company.

STOCK OPTIONS

    The Compensation Committee believes that granting stock options on an ongoing basis provides officers with a strong economic interest in maximizing stock price appreciation over the longer term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success. Options are granted to all permanent employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Company considers not only competitive factors, changes in responsibility and the executive officer's achievement of pre-established goals, but also the number and term of options previously granted to the officer. In addition, the Company usually makes a significant grant of options when an executive officer joins the Company. The Compensation Committee determines the size of option grants to executive officers.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    Martin J. Reid was appointed to the position of President and Chief Executive Officer effective December 1, 1997 and continues his employment with the Company under an employment agreement which terminates on December 31, 2003. Mr. Reid was paid an annual base salary of $220,000 during 2000 and his base pay is subject to increase from time to time by action of the Board. The agreement also provides that Mr. Reid will be paid bonuses as are determined from time to time by the Board or its

Compensation Committee in its discretion, taking into account, among other factors, Mr. Reid's performance and the Company's performance. See "--Annual Incentive Bonuses." In the event that Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice. On December 1, 1997, Mr. Reid was granted options to purchase 140,000 shares of common stock at fair market value on the date of grant. Of the 140,000 options granted to Mr. Reid, 35,000 vested immediately and the remaining 105,000 vest in three equal annual installments commencing one year from the grant date. In addition, on February 4, 1999 and on January 4, 2000, Mr. Reid was granted options to purchase 50,000 shares each of Common Stock at fair market value of the date of grant. The options vest in four equal annual installments commencing one year from the grant date.

    In September 1999, the Company entered into a Change of Control Agreement with Mr. Reid. In the event that Mr. Reid's employment is terminated in connection with a Change of Control of the Company, Mr. Reid will be paid twice his highest annual salary during the preceding three year period. Annual salary includes base salary and bonus and excludes reimbursements and amounts attributable to stock options and other non-cash compensation. Under this agreement, Mr. Reid will also be provided health benefits until the earlier of two years following his termination or the date he becomes eligible for such coverage offered by a subsequent employer. These severance compensation and benefits shall replace, and be provided in lieu of any severance compensation and benefits that may be provided under any other agreement.

    Mr. Reid's salary and bonus structure is consistent with that received by his counterparts in similar-sized companies in semiconductor--related industries and other comparable companies.

                                          THE COMPENSATION COMMITTEE:

                                          Robert L. Gable
                                          Leslie B. Lewis
                                          Peter H. Rose

                           REPORT OF AUDIT COMMITTEE

    The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:

    The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as APPENDIX A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2000, the Audit Committee took the following actions:

    - Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and KPMG LLP, the Company's independent auditors;

    - Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

    - Received written disclosures and the letter from KPMG LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

    Based on the Audit Committee's review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE:

                                          Donald F. McGuiness
                                          Lamberto Rafaelli
                                          Geoffrey Ryding

                               PERFORMANCE GRAPH

    The following graph compares the annual cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on January 1, 1996 and plotted at the end of each fiscal year thereafter, in each of (i) the Company's Common Stock, (ii) the Nasdaq Stock Market, and (iii) the Media General Financial Services SIC Code Index 3674--Semiconductors, Related Devices--which consists of other companies in the semiconductor industry. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             1/1/96   12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
Ibis Technology Corporation  $100.00    $78.87    $87.32   $119.01   $559.15   $216.90
SIC Code index               $100.00   $160.99   $167.77   $252.59   $543.46   $403.82
Nasdaq Market index          $100.00   $124.27   $152.00   $214.39   $378.12   $237.66

RELATIVE DOLLAR VALUES

                                        1/1/96     12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
Ibis Technology Corporation             $100.00    $ 78.87    $ 87.32    $119.01    $559.15    $216.90
SIC Code Index                          $100.00    $160.99    $167.77    $252.59    $543.46    $403.82
Nasdaq Market Index                     $100.00    $124.27    $152.00    $214.39    $378.12    $237.66

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN TRANSACTIONS

    In 2000, the Company was not a party to any transaction or business relationship in which the amount involved exceeded $60,000 involving any of its officers, directors or 5% stockholders.

                             ELECTION OF DIRECTORS

                                (NOTICE ITEM 1)

    The Company's Restated Articles of Organization, as amended (the "Articles of Organization"), and Restated By-Laws (the "By-Laws") provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Articles of Organization and By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of eight members, classified into three classes as follows: Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term which expires at the upcoming Meeting (the "Class I directors"), Peter H. Rose, Donald F. McGuinness and Lamberto Raffaelli constitute a class with a term ending in 2002 (the "Class II directors"), Geoffrey Ryding and Leslie B. Lewis constitute a class with a term ending in 2003 (the "Class III directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

    Pursuant to the Articles of Organization and By-Laws, on February 5, 2001 the Board of Directors voted to (i) set the size of the Board of Directors at eight and (ii) nominate Dimitri Antoniadis, Robert L. Gable and Martin J. Reid (the Class I directors) for election at the Meeting for a term of three years to serve until the 2004 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Donald F. McGuinness, Peter H. Rose and Lamberto Raffaelli (the Class II directors) and Geoffrey Ryding and Leslie
B. Lewis (the Class III directors) will serve until the Annual Meetings of Stockholders to be held in 2002 and 2003, respectively, and until their respective successors have been elected and qualified.

    Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

    The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

    THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DIMITRI ANTONIADIS, ROBERT
L. GABLE AND MARTIN J. REID AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                   INCREASE IN THE AGGREGATE NUMBER OF SHARES
           FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE COMPANY'S
            1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

                                (NOTICE ITEM 2)

GENERAL

    The Company's Board of Directors and its Stockholders approved the 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan") in
October 1997 and May 1998, respectively. A total of 750,000 shares of Common Stock were initially reserved for issuance under the 1997 Plan. The 1997 Plan may be amended by the Board of Directors or the Compensation Committee of the Board of Directors, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), is subject to obtaining such Stockholder approval. The Board of Directors has voted to approve an amendment to the 1997 Plan to increase by 600,000 shares the aggregate number of shares of Common Stock for which stock options may be granted under the 1997 Plan. This amendment is being submitted for Stockholder approval at the Meeting to ensure continued qualification of the 1997 Plan under (i) Section 162(m) of the Code,
(ii) Section 422 of the Code and (iii) Nasdaq rules. The Board believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants.

MATERIAL FEATURES OF THE 1997 PLAN

    The purpose of the 1997 Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company. The 1997 Plan is administered by the Compensation Committee. Subject to the provisions of the 1997 Plan, the Compensation Committee determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, and has the authority to administer the provisions of the 1997 Plan. All employees, directors and consultants of the Company and its affiliates (approximately 122 people) are eligible to participate in the 1997 Plan.

    Options granted under the 1997 Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or
(ii) non-qualified stock options. Incentive stock options may be granted under the 1997 Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of the Company and its affiliates. Under the terms of the 1997 Plan, following each annual meeting of stockholders of the Company, each non-employee director then serving is automatically granted a non-qualified option to purchase 1,250 shares of Common Stock and each new non-employee director is automatically granted a non-qualified stock option to purchase 1,250 shares of Common Stock upon election to the Board. These options vest in full immediately prior to the date of the annual meeting following the grant date and have an exercise price equal to the fair market value of the Common Stock on such grant date.

    The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company by an employee may not exceed $100,000. Incentive stock options granted under the 1997 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of options granted to an employee holding 10% or more of the voting stock of the Company. Non-qualified stock options granted under the 1997 Plan may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant. Incentive stock options granted under the 1997 Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the 1997 Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution.

    An incentive stock option granted under the 1997 Plan may, at the Compensation Committee's discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the 1997 Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or 90 days after such termination. In granting any non-qualified stock option, the Compensation Committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Compensation Committee shall determine. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options generally may be exercised, to the extent exercisable on the date of death or disability (plus a PRO RATA portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. Generally, in the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

    If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or
(ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option granted under the 1997 Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company under the 1997 Plan (the "Successor Board"), shall, as to outstanding options under the 1997 Plan either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionholder upon exercising an option under the 1997 Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

    The 1997 Plan may be amended by the Stockholders of the Company. The 1997 Plan may also be amended by the Board of Directors or the Compensation Committee, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Code, is subject to obtaining such Stockholder approval.

    As of December 31, 2000, an aggregate of 714,654 shares had been issued upon the exercise of options or are issuable upon the exercise of options outstanding under the 1997 Plan. On February 28, 2001, the closing market price per share of the Company's Common Stock was $25.00, as reported in the Nasdaq National Market System.

FEDERAL INCOME TAX CONSIDERATIONS

    The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of options under the 1997 Plan:

    INCENTIVE STOCK OPTIONS. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includable in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. Such gain will be eligible for the 20 percent maximum rate introduced by the Taxpayers Relief Act of 1997 if the shares have been held for more than 18 months after option exercise, otherwise such gain will be eligible for the 28% maximum rate. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

    NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of compensation income recognized on exercise of the option.

OPTION INFORMATION

    Pursuant to the terms of the 1997 Plan, it is presently determinable that the following options will be granted by the Company under the Plan:

                               NEW PLAN BENEFITS
            1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

                                                                NUMBER OF SHARES
                                                                   COVERED BY
NAME                                                          OPTIONS TO BE GRANTED
----                                                          ---------------------
Martin J. Reid..............................................             --
Debra L. Nelson.............................................             --
Angelo V. Alioto............................................             --
Julian G. Blake, Ph.D.......................................             --
Robert P. Dolan.............................................             --
All current executive officers as a group...................             --
All current directors who are not executive officers as a
  group.....................................................          8,750(1)
All employees, including all current officers who are not
  executive officers, as a group............................             --

------------------------

(1) Consists of non-qualified stock options to purchase 1,250 shares of Common Stock to be granted to each of the seven non-employee directors of the Company automatically following the Meeting. Each of these options will vest in full immediately prior to the 2002 Annual Meeting of Stockholders and will have an exercise price equal to the fair market value of the Common Stock as of the date of grant.

    The amount, if any, of stock options to be awarded to any of our other executives under the 1997 Plan, directors or employees is not presently determinable. The following table sets forth as of February 28, 2001, certain information with respect to all options granted under the 1997 Plan to the following individuals and groups since it was adopted:

                                                              NUMBER OF SHARES   WEIGHTED AVERAGE
                                                                 COVERED BY       EXERCISE PRICE
NAME                                                          OPTIONS GRANTED       PER SHARE
----                                                          ----------------   ----------------
Martin J. Reid..............................................      211,000             $18.98
Debra L. Nelson.............................................       44,000             $27.77
Angelo V. Alioto............................................       77,000             $21.44
Julian G. Blake, Ph.D.......................................       96,000             $20.78
Robert P. Dolan.............................................       60,000             $21.06
All current executive officers as a group...................      488,000             $20.77
All current directors who are not executive officers as a
  group.....................................................       17,500             $29.72
All employees, including all current officers who are not
  executive officers, as a group............................      209,154             $26.86

    The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to approve the increase in the aggregate number of shares of Common Stock available under the 1997 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE 1997 PLAN TO INCREASE BY 600,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE 1997 PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                                (NOTICE ITEM 3)

    The Board of Directors has appointed KPMG LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. The Board proposes that the Stockholders ratify this appointment. KPMG LLP audited the Company's financial statements for the fiscal year ended December 31, 2000. The Company expects that representatives of KPMG LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    The Company paid KPMG LLP a total of $47,000 for their audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for their review of the Company's Quarterly Reports on Form 10-Q filed during the last fiscal year.

    In the event that ratification of the appointment of KPMG LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

    The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented at the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

    To be considered for inclusion in the proxy statement relating to the Annual Meeting of Stockholders to be held in 2002, stockholder proposals must be received no later than December 4, 2001. To be considered for presentation at such meeting, although not included in the proxy statement, proposals must be received no later than March 3, 2002 and no earlier than February 1, 2002. All stockholder proposals should be marked for the attention of Clerk, Ibis Technology Corporation, 32 Cherry Hill Drive, Danvers, MA 01923.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, may be obtained by any stockholder without charge at their request by writing to:

               Investor Relations
              Ibis Technology Corporation
              32 Cherry Hill Drive
              Danvers, Massachusetts 01923

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ Debra L. Nelson
                                          DEBRA L. NELSON
                                          Clerk

April 3, 2001

                                                                      APPENDIX A

                          IBIS TECHNOLOGY CORPORATION

                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The purpose of the Audit Committee is to provide assistance to the board of directors of the Corporation (the "Board") in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation.

II.  COMPOSITION

    On or before June 14, 2001, the Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

    The members of the Audit Committee shall be elected by the Board. Unless a Chairperson is elected by the Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.  RESPONSIBILITIES AND DUTIES

    The primary responsibility of the Audit Committee is to oversee the Corporation's financial reporting process on behalf of the Board and report their activities to the Board. The Audit Committee's job is one of oversight and the Corporation's management is responsible for preparing the Corporation's financial statements and the independent accountants are responsible for auditing those financial statements. The Audit Committee does not provide any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent accountants' work.

    The following functions shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances.

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

3. Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters required to be discussed by SAS
    No. 61. The Chairperson of the Audit Committee, or in his absence, any other member of the Audit Committee, may represent the entire Audit Committee for purposes of this review.

4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountant's review of the financial statements and controls of the Corporation. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

5.  Oversee independence of the accountants by:

    - receiving from the accountants, on at least an annual basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

    - reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

    - recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

6. The Audit Committee shall discuss with management and the independent accountants the quality and adequacy of the Corporation's internal controls.

                                                                      APPENDIX B

                           IBIS TECHNOLOGY CORPORATION

                              AMENDED AND RESTATED
            1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

1.       DEFINITIONS.

         Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Ibis Technology Corporation 1997 Employee, Director and Consultant Stock Option Plan, have the following meanings:

                  ADMINISTRATOR means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

                  AFFILIATE means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

                  BOARD OF DIRECTORS means the Board of Directors of the Company.

                  CODE means the United States Internal Revenue Code of 1986, as amended.

                  COMMITTEE means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

                  COMMON STOCK means shares of the Company's common stock, $.008 par value per share.

                  COMPANY means Ibis Technology Corporation, a Massachusetts corporation.

                  DISABILITY or DISABLED means permanent and total disability as defined in Section 22(e)(3) of the Code.

                  FAIR MARKET VALUE of a Share of Common Stock means:

                  (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

                  (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

                  (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

                  ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

                  KEY EMPLOYEE means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.

                  NON-QUALIFIED OPTION means an option which is not intended to qualify as an ISO.

                  OPTION means an ISO or Non-Qualified Option granted under the Plan.

                  OPTION AGREEMENT means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

                  PARTICIPANT means a Key Employee, director or consultant to whom one or more Options are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

                  PLAN means this Ibis Technology Corporation 1997 Employee, Director and Consultant Stock Option Plan.

                  SHARES means shares of the Common Stock as to which Options have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

                  SURVIVORS means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution.

2.       PURPOSES OF THE PLAN.

         The Plan is intended to encourage ownership of Shares by Key Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs and Non-Qualified Options.

3.       SHARES SUBJECT TO THE PLAN.

         The number of Shares which may be issued from time to time pursuant to this Plan shall be 1,350,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 16 of the Plan.

         If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4.       ADMINISTRATION OF THE PLAN.

         The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

         a. Interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

         b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Options;

         c. Determine the number of Shares for which an Option or Options shall be granted, provided, however, that in no event shall Options to purchase more than 500,000 Shares be granted to any Participant in any fiscal year; and

         d. Specify the terms and conditions upon which an Option or Options may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.

5.       ELIGIBILITY FOR PARTICIPATION.

         The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time an Option is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of an Option to a person not then an employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Option shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the delivery of the Option Agreement evidencing such Option. ISOs may be granted only to Key Employees. Non-Qualified Options may be granted to any Key Employee, director or consultant of the Company or an Affiliate. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options.


6.       TERMS AND CONDITIONS OF OPTIONS.

         Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto.

         A. NON-QUALIFIED OPTIONS: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

                  a. Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

                  b. Each Option Agreement shall state the number of Shares to which it pertains;

                  c. Each Option Agreement shall state the date or dates on
                     which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

                  d. Exercise of any Option may be conditioned upon the
                     Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

                     i. The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

                     ii. The Participant or the Participant's Survivors may be
                         required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

                  e. DIRECTORS' OPTIONS: Upon the adjournment of each Annual
                     Meeting or Special Meeting in Lieu of an Annual Meeting of the shareholders of the Company (collectively, the "Annual Meeting"), commencing upon the adjournment of the Annual Meeting to be held in 1998, each person who is not an employee of the Company or of an Affiliate who is serving as a Director of the Company upon the adjournment of such Annual Meeting shall be granted a Non-Qualified Option to purchase 1,250 Shares, provided, however, a person who is not an employee of the Company or of an Affiliate who is first elected to serve as a Director of the Company at any meeting of stockholders other than the Annual Meeting or at any meeting of the Board of Directors (or by the unanimous written consent of the Directors) pursuant to the Company's Restated Articles of Organization and its Restated By-Laws shall be granted a Non-Qualified Option to purchase 1,250 Shares upon such election. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) of the Shares on the date of grant of the Option,
                     (ii) have a term of ten (10) years, and (iii) become exercisable immediately prior to the occurrence of the Annual Meeting following the date the Option is granted. Notwithstanding the provisions of Paragraph 23 concerning amendment of the Plan, the provisions of this subparagraph shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

         B. ISOS: Each Option intended to be an ISO shall be issued only to a Key Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

                  a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clauses (a) and (e) thereunder.

                  b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

                     i. Ten percent (10%) OR LESS of the total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

                     ii. More than ten percent (10%) of the total combined
                         voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

                  c. Term of Option:  For Participants who own

                     i. Ten percent (10%) OR LESS of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

                     ii. More than ten percent (10%) of the total combined
                         voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

                  d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

7.       EXERCISE OF OPTIONS AND ISSUE OF SHARES.

         An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal executive office address, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b),
(c) and (d) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

         The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

         The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 19) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

8.       RIGHTS AS A SHAREHOLDER.

         No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

9.       ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS.

         By its terms, an Option granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement. The designation of a beneficiary of an Option by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, an Option shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.

10. EFFECT OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR DEATH OR DISABILITY.

         Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised all Options, the following rules apply:

         a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

         b. Except as provided in Subparagraph (c) below, or Paragraph 12 or 13, in no event may an Option Agreement provide, if the Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

         c. The provisions of this Paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's termination of employment, but in no event after the date of expiration of the term of the Option.

         d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

         e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

         f. Except as required by law or as set forth in the pertinent Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

11.      EFFECT OF TERMINATION OF SERVICE "FOR CAUSE".

         Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that all his or her outstanding Options have been exercised:

         a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated "for cause" will immediately be forfeited.

         b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

         c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the right to exercise any Option is forfeited.

         d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

12.      EFFECT OF TERMINATION OF SERVICE FOR DISABILITY.

         Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

         a. To the extent exercisable but not exercised on the date of Disability; and

         b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

         A Disabled Participant may exercise such rights only within the period ending one (1) year after the date of the Participant's termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

         The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

13.      EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

         Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

         a.  To the extent exercisable but not exercised on the date of death;
             and

         b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

         If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

14.      PURCHASE FOR INVESTMENT.

         Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

         a. The person(s) who exercise(s) such Option shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

                  "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

         b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.


15.      DISSOLUTION OR LIQUIDATION OF THE COMPANY.

         Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the Option is exercisable as of the date immediately prior to such dissolution or liquidation.

16.      ADJUSTMENTS.

         Upon the occurrence of any of the following events, a Participant's rights with respect to any Option granted to him or her hereunder which has not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent Option Agreement:

         A. STOCK DIVIDENDS AND STOCK SPLITS. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Option may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events. The number of Shares subject to options to be granted to directors pursuant to Paragraph 6(A)(e) shall also be proportionately adjusted upon the occurrence of such events.

         B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

         C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities which would have been received if such Option had been exercised prior to such recapitalization or reorganization.

         D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

17.      ISSUANCES OF SECURITIES.

         Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

18.      FRACTIONAL SHARES.

         No fractional shares shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.


19.      CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS.

         The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

20.      WITHHOLDING.

         In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise of an Option or a Disqualifying Disposition (as defined in Paragraph 21), the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

21.      NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

         Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or (b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.      TERMINATION OF THE PLAN.

         The Plan will terminate on the date which is ten (10) years from the EARLIER of the date of its adoption and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements executed prior to the effective date of such termination.

23.      AMENDMENT OF THE PLAN AND AGREEMENTS.

         The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under an Option previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

24.      EMPLOYMENT OR OTHER RELATIONSHIP.

         Nothing in this Plan or any Option Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

25.      GOVERNING LAW.

         This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.

PROXY                      IBIS TECHNOLOGY CORPORATION                     PROXY
         THIS PROXY IS BEING SOLICITED BY IBIS TECHNOLOGY CORPORATION'S
                               BOARD OF DIRECTORS

    The undersigned hereby appoints Martin J. Reid and Debra L. Nelson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Ibis Technology Corporation (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders to be held at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts, at 10:00 a.m. local time on Thursday, May 3, 2001, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

    THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

1. Election of three (3) Class I Directors:    Dimitri Antoniadis, Robert L.
Gable and Martin J. Reid.

  / / FOR                              / / WITHHELD

                   / / FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. Proposal to approve an amendment to the 1997 Employee, Director and Consultant Stock Option Plan to increase by 600,000 shares the aggregate number of shares of Common Stock for which stock options may be granted under this Plan.

  / / FOR                 / / AGAINST                / / ABSTAIN

3. Proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

  / / FOR                 / / AGAINST                / / ABSTAIN

                                                              (SEE REVERSE SIDE)

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                               Please sign exactly as name(s)
                                               appears hereon. Joint owners
                                               should each sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such.

                                               _________________________________
                                               Signature                    Date

                                               _________________________________
                                               Signature                    Date

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ABOVE. YOU NEED NOT MARK ANY BOXES.